Exhibit 99.2
EMPLOYMENT AGREEMENT
     THIS EMPLOYMENT AGREEMENT (the “Agreement”), made as of this 12th day of February, 2007, is entered into by EDAC Technologies Corporation, a Wisconsin corporation with its principal place of business in Farmington, Connecticut (the “Company”), and Glenn L. Purple, residing at 153 Craigemore Circle, Avon, Connecticut 06001 (the “Employee”).
     The Company desires to employ the Employee, and the Employee desires to be employed by the Company. In consideration of the mutual covenants and promises contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties to this Agreement, the parties agree as follows:
     1. Term of Employment. The Company hereby agrees to employ the Employee, and the Employee hereby accepts employment with the Company, upon the terms set forth in this Agreement, for the period commencing on the first day of the Company’s 2007 fiscal year (the “Commencement Date”) and ending on the last day of the Company’s 2007 fiscal year (such initial employment period, and as it may be extended pursuant to the next sentence, the “Employment Period”), unless sooner terminated in accordance with the provisions of Section 4. The term of the Employee’s Employment Period will automatically be extended for successive periods of 12 months (equal to the next fiscal year period) unless either party, pursuant to Section 4.5, notifies the other in writing to the contrary at least 90 days prior to the end of the then current term of this Agreement.
     2. Title; Capacity. The Employee shall serve as Vice President — Finance, Chief Financial Officer, and Secretary or in such other reasonably comparable position as the Company or its Board of Directors (the “Board”) may determine from time to time. The Employee shall be based at the Company’s facilities in Farmington, Connecticut, or such place or places as the Board shall determine. The Employee shall be subject to the supervision of, and shall have such authority as is delegated to the Employee by, the Board or such officer of the Company as may be designated by the Board.
     The Employee hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position and such other duties and responsibilities as the Board or its designee shall from time to time reasonably assign to the Employee. The Employee agrees to devote his entire business time, attention and energies to the business and interests of the Company during the Employment Period. The Employee agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company.
     3. Compensation and Benefits.
          3.1 Salary. The Company shall pay the Employee, in periodic installments in accordance with the Company’s customary payroll practices, an annual base salary of $141,000 for the twelve-month period commencing on the Commencement Date until the expiration of the Employment Period. Such salary shall be subject to adjustment thereafter as determined by the Board.

          3.2 Bonus; Fringe Benefits. The Employee shall be entitled to participate in all bonus and benefit programs that the Company establishes and makes available to its employees, if any, to the extent that Employee’s position, tenure, salary, age, health and/or other qualifications, if any, make him eligible to participate. The Employee shall be eligible to participate in any short-term or long-term incentive programs as may be approved by the Board from time to time; provided, however, that the Employee agrees that the Board may modify or discontinue such short-term or long-term incentive programs at any time in the Board’s sole and absolute discretion. The Employee shall be entitled to four weeks paid vacation per calendar year, to be taken at such times during such calendar year as may be approved by the Board or its designee. Any vacation days that have not been used by the Employee by the end of the calendar year to which such days relate shall be forfeited by the Employee and the Employee shall not have the right to carry over to subsequent calendar years any unused vacation time.
          3.3 Reimbursement of Expenses. The Company shall reimburse the Employee for all reasonable travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, in accordance with policies and procedures, and subject to limitations, adopted by the Company from time to time.
          3.4 Withholding. All salary, bonus and other compensation payable to the Employee shall be subject to applicable withholding taxes.
          3.5 Directors’ and Officers’ Insurance. The Employee will be covered as an insured under the Company’s policies of directors’ and officers’ liability insurance in such a manner as to provide the Employee with the same rights and benefits thereunder as are accorded to the Company’s other executive officers and directors.
     4. Termination of Employment Period. The employment of the Employee by the Company pursuant to this Agreement shall terminate upon the occurrence of any of the following:
          4.1 Expiration of the Employment Period (which includes any automatic extension thereof);
          4.2 At the election of the Company, for Cause (as defined below), immediately upon written notice by the Company to the Employee, which notice shall identify the Cause upon which the termination is based. For the purposes of this Section 4.2, “Cause” shall mean (a) a good faith finding by the Company that (i) the Employee has failed to perform in any material respect his assigned duties for the Company (other than any such failure resulting from incapacity due to physical or mental illness) and, if capable of being remedied, (A) has failed to take appropriate action to remedy such failure within 10 business days following written notice from the Company to the Employee notifying him of such failure, and (B) has failed to remedy such failure within 30 days following such written notice, or (ii) the Employee has engaged in fraud, gross negligence or gross misconduct, which in each case is materially and demonstrably injurious to the Company, or (b) the conviction of the Employee of, or the entry of a pleading of guilty or nolo contendere by the Employee to, any crime involving moral turpitude or any felony;

          4.3 At the election of the Employee, for Good Reason (as defined below), immediately upon written notice by the Employee to the Company, which notice shall identify the Good Reason upon which the termination is based. For the purposes of this Section 4.3, “Good Reason” for termination shall mean (i) a material reduction in the Employee’s authority, duties or compensation without the prior written consent of the Employee, (ii) a material breach by the Company of the terms of this Agreement, which breach, if capable of being remedied, (A) the Company has not taken appropriate action to remedy within 10 business days following written notice from the Employee to the Company notifying it of such breach, and (B) is not remedied by the Company within 30 days following such written notice, or (iii) the relocation of the Employee’s place of work more than 30 miles from the Company’s current facilities in Farmington, Connecticut.
          4.4 Upon the death or disability of the Employee. As used in this Agreement, the term “disability” shall mean the inability of the Employee, due to a physical or mental disability, for a period of 90 days, whether or not consecutive, during any 360-day period to perform the services contemplated under this Agreement, with or without reasonable accommodation as that term is defined under state or federal law. A determination of disability shall be made by a physician satisfactory to both the Employee and the Company, provided that if the Employee and the Company do not agree on a physician, the Employee and the Company shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties;
          4.5 At the election of either party, upon not less than 90 days’ prior written notice of termination.
     5. Effect of Termination.
          5.1 At-Will Employment. If an Employment Period expires pursuant to Section 1 hereof after appropriate non-renewal notice has been given, then the Employee shall continue his employment on an at-will basis following the expiration of the Employment Period. Such at-will employment relationship may be terminated by either party at any time and shall not be governed by the terms of this Agreement.
          5.2 Payment Upon Termination.
          (a) In the event the Employee’s employment is terminated pursuant to Section 4.1, Section 4.2, Section 4.4 or by the Employee pursuant to Section 4.5, the Company shall pay to the Employee the compensation, bonus, and benefits otherwise payable to him under Section 3 through the last day of his actual employment by the Company.
          (b) In the event the Employee’s employment is terminated by the Employee pursuant to Section 4.3 or by the Company pursuant to Section 4.5, the Company shall continue to pay to the Employee his salary as in effect on the date of termination and the amount of the annual bonus paid to him for the fiscal year immediately preceding the date of termination (payable in annualized monthly installments), any incentive compensation earned by the Employee through the date of termination (payable to him at the customary time) and continue to provide to the Employee the other benefits owed to him under Section 3.2 (including health and dental insurance) (to the extent such benefits can be provided to non-employees, or to the extent such benefits cannot be provided to non-employees, then the cash equivalent thereof) until the expiration of twelve months following the date the Employee’s employment is terminated. The payment to the Employee of the amounts payable under this Section 5.2(b) (i) shall be contingent upon the execution by the Employee of a release in a form reasonably acceptable to the Company and (ii) shall constitute the sole remedy of the Employee in the event of a termination of the Employee’s employment in the circumstances set forth in this Section 5.2(b).
          5.3 Survival. The provisions of Sections 5.2(b), 6 and 7 shall survive the termination of this Agreement.
     6. Non-Competition and Non-Solicitation.
          6.1 Restricted Activities. While the Employee is employed by the Company and, if the Employee is terminated for Cause pursuant to Section 4.2 for an additional period of one year after the termination of such employment, the Employee will not directly or indirectly:
          (a) Engage in any business or enterprise (whether as owner, partner, officer, director, employee, consultant, investor, lender or otherwise, except as the holder of not more than 1% of the outstanding stock of a publicly-held company) that is competitive with the Company’s business as conducted as of the termination date, including but not limited to any business or enterprise that develops, manufactures, markets, or sells any product or service that competes with any product or service developed, manufactured, marketed, sold or provided, or planned to be developed, manufactured, marketed, sold or provided, by the Company or any of its subsidiaries while the Employee was employed by the Company; or
          (b) Either alone or in association with others (i) solicit, or permit any organization directly or indirectly controlled by the Employee to solicit, any employee of the Company to leave the employ of the Company, or (ii) solicit for employment, hire or engage as an independent contractor, or permit any organization directly or indirectly controlled by the Employee to solicit for employment, hire or engage as an independent contractor, any person who was employed by the Company at any time during the twelve-month period preceding the date of termination of the Employee’s employment with the Company.
          6.2 Interpretation. If any restriction set forth in Section 6.1 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.
          6.3 Equitable Remedies. The restrictions contained in this Section 6 are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Section 6 may cause the Company substantial and irrevocable damage which may be difficult to measure. Therefore, in the event of any such breach or threatened breach, the Employee agrees that the Company, in addition to such other remedies which may be available, shall be entitled to seek an injunction from a court restraining such a breach or threatened breach and the right to specific performance of the provisions of this Section 6.
     7. Proprietary Information and Developments.
          7.1 Proprietary Information.
          (a) The Employee agrees that all information, whether or not in writing, of a private, secret or confidential nature concerning the Company’s business, business relationships or financial affairs (collectively, “Proprietary Information”) is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, customer and supplier lists, and contacts at or knowledge of customers or prospective customers of the Company. Therefore, the Employee agrees that during the Employment Period, and for a period ending on the earlier of (a) two years after the termination of his employment with the Company or (b) the date on which the Proprietary Information becomes publicly known through no fault of the Employee, the Employee will not disclose any Proprietary Information to any person or entity other than employees of the Company or use the same for any purposes (other than in the performance of his duties as an employee of the Company) without written approval by the Chief Executive Officer or Chairman of the Company.
          (b) The Employee agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Employee or others, which shall come into his custody or possession, shall be and are the exclusive property of the Company to be used by the Employee only in the performance of his duties for the Company. All such materials or copies thereof and all tangible property of the Company in the custody or possession of the Employee shall be delivered to the Company, upon the earlier of (i) a request by the Company or (ii) termination of his employment. After such delivery, the Employee shall not retain any such materials or copies thereof or any such tangible property.
          (c) The Employee agrees that his obligation not to disclose or to use information and materials of the types set forth in paragraphs (a) and (b) above, and his obligation to return materials and tangible property, set forth in paragraph (b) above, also extends to such types of information, materials and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Employee.
          7.2 Developments.
          (a) The Employee will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software, and works of authorship, whether patentable or not, which are created, made, conceived or reduced to practice by him or under his direction or jointly with others during his employment by the Company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as “Developments”).
          (b) The Employee agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all his right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications. However, this paragraph (b) shall not apply to Developments which do not relate to the present or planned business or research and development of the Company or, if not so related, which are made and conceived by the Employee not during normal working hours, not on the Company’s premises and not using the Company’s tools, devices, equipment or Proprietary Information. The Employee understands that, to the extent this Agreement shall be construed in accordance with the laws of any state which precludes a requirement in an employee agreement to assign certain classes of inventions made by an employee, this paragraph (b) shall be interpreted not to apply to any invention which a court rules and/or the Company agrees falls within such classes. The Employee also hereby waives all claims to moral rights in any Developments.
          (c) The Employee agrees to reasonably cooperate fully with the Company, both during and after his employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights, patents and other intellectual property rights (both in the United States and foreign countries) relating to Developments. The Employee shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development.
          7.3 United States Government Obligations. The Employee acknowledges that the Company from time to time may have agreements with other parties or with the United States Government, or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. The Employee agrees to be bound by all such obligations and restrictions which are made known to the Employee in writing and to take all appropriate action necessary to discharge the obligations of the Company under such agreements.
          7.4 Equitable Remedies. The restrictions contained in this Section 7 are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Section 7 may cause the Company substantial and irrevocable damage which may be difficult to measure. Therefore, in the event of any such breach or threatened breach, the Employee agrees that the Company, in addition to such other remedies which may be available, shall be entitled to seek an injunction from a court restraining such a breach or threatened breach and the right to specific performance of the provisions of this Section 7.
     8. Other Agreements. The Employee represents that his performance of all the terms of this Agreement and the performance of his duties as an employee of the Company do not and will not breach any agreement with any prior employer or other party to which the Employee is a party (including without limitation any nondisclosure or non-competition agreement). Any agreement (other than an agreement with the Company) to which the

Employee is a party relating to nondisclosure, non-competition or non-solicitation of employees or customers is listed on Schedule A attached hereto.
     9. Miscellaneous.
          9.1 Notices. Any notices delivered under this Agreement shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next-business day delivery via a reputable nationwide overnight courier service, in each case to the address of the recipient set forth in the introductory paragraph hereto. Either party may change the address to which notices are to be delivered by giving notice of such change to the other party in the manner set forth in this Section 9.1.
          9.2 Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.
          9.3 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement; provided, however, that this Agreement shall not supersede any agreements relating to non-competition, non-solicitation, and/or proprietary information and development to the extent they are more favorable to the Company.
          9.4 Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.
          9.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut (without reference to the conflicts of laws provisions thereof). Any action, suit or other legal proceeding arising under or relating to any provision of this Agreement shall be commenced only in a court of the State of Connecticut (or, if appropriate, a federal court located within Connecticut), and the Company and the Employee each consents to the jurisdiction of such a court. The Company and the Employee each hereby irrevocably waive any right to a trial by jury in any action, suit or other legal proceeding arising under or relating to any provision of this Agreement.
          9.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including, without limitation, any corporation with which, or into which, the Company may be merged, or by which the Company may be acquired, or which may succeed to the Company’s assets or business, provided, however, that the obligations of the Employee are personal and shall not be assigned by him.
          9.7 Waivers. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.
          9.8 Captions. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.
          9.9 Severability. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.
     THE EMPLOYEE ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.
[THE NEXT PAGE IS THE SIGNATURE PAGE]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

EDAC Technologies Corporation

By:	/s/ Dominick A. Pagano

Name: Dominick A. Pagano
Title: President & CEO

Glenn L. Purple

/s/ Glenn L. Purple

Schedule A
None.